Exhibit 10.1

First Amendment to Restructuring Support Agreement

This First Amendment (this “Amendment”), dated and effective as of November 16, 2018, is entered into by and among Gastar Exploration Inc. (the “Company”), Northwest Property Ventures LLC (“Northwest”), and each of the other undersigned parties (such undersigned parties, together with the Company and Northwest, the “Parties,” and each, a “Party”).

Reference is hereby made to that certain Restructuring Support Agreement, dated as of October 26, 2018 (the “Restructuring Support Agreement”), entered into by and among the Parties.  Capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Restructuring Support Agreement.

RECITALS

WHEREAS, the Parties previously entered into the Restructuring Support Agreement;

WHEREAS, the Parties wish to amend certain provisions of the Restructuring Support Agreement; and

WHEREAS, the Parties wish to take such actions as shall be necessary to give effect to such amendments to such provisions of the Restructuring Support Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Amendment and in the Restructuring Support Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

AGREEMENT

Section 1.	Amendment. The Restructuring Support Agreement is amended as follows:
a.	The first sentence of Section 5.02(b)(ii) of the Restructuring Support Agreement is deleted in its entirety and replaced with the following:

“On and after December 18, 2018, the Company: shall not (x) propose, file, seek, solicit, or support any Alternative Transaction, (y) induce or initiate any proposal, offer or expression of interest from any person or entity, or (z) enter into any agreement with, provide or otherwise make available any due diligence information (including, without limitation, through the provision of data site access) concerning the Company to, or engage in or continue any discussions or negotiations with, any person or entity concerning any Alternative Transaction, except as set forth in this Agreement.”

b.	The following is added as new Section 5.02(b)(v) of the Restructuring Support Agreement:

“Notwithstanding anything to the contrary in this Agreement, on and after November 16, 2018 through and including December 17, 2018, the Company may conduct an additional market check process to seek a potential purchaser of the Company in its entirety or all or substantially all of the Company’s assets, in each case, in a transaction to be consummated in connection with the Chapter 11 Cases.  Such marketing process shall otherwise be subject to, and conducted in accordance with, the terms of this Agreement and the process letter dated November 16, 2018 and attached as Exhibit F to this Agreement.”

c.	The Company’s process letter dated November 16, 2018, a copy of which is attached to this Amendment as Exhibit A, shall be deemed attached as Exhibit F to the Restructuring Support Agreement.
Section 2.

Effect.Upon the execution of this Amendment, on and after the date of its execution, each reference in the Restructuring Support Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Restructuring Support Agreement, shall mean and be a reference to the Restructuring Support Agreement, as amended and modified by this Amendment.  Except as specifically amended and modified above, the Restructuring Support Agreement shall remain in full force and effect, and is hereby ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall neither, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of any Consenting Party, nor constitute a waiver of any provision of the Restructuring Support Agreement or any other documents, instruments and agreements executed and/or delivered in connection with it.  Nothing in this Amendment shall be deemed to entitle the Company to any other consent to, or any other waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Restructuring Support Agreement in similar or different circumstances.

Section 3.

Mutual Representations and Warranties.  Each (i) Consenting Party, severally, and not jointly, and (ii) the Company and Northwest, on a joint and several basis,  represents and warrants for itself and not any other person or entity that the following statements are true, correct, and complete, to the best of its actual knowledge, as of the date of this Amendment:

3.01.Enforceability.  It is validly existing and in good standing under the laws of the state of its organization.  This Amendment is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

3.02.No Consent or Approval.  Except as expressly provided in the Bankruptcy Code, no consent or approval is required by any other person or entity in order for it to execute this Amendment.

3.03.Power and Authority.  Except as expressly provided under applicable law, it has all requisite corporate or other power and authority to enter into, execute, and deliver this

Amendment to, and perform its respective obligations under, the Restructuring Support Agreement.

3.04.No Conflicts.  The execution, delivery, and performance of this Amendment does not and shall not: (a) conflict with any provision of law, rules, or regulations applicable to it or any of its subsidiaries in any material respect; (b) conflict with, breach, or result in a default under its certificate of incorporation, bylaws, or other organizational documents or those of any of its subsidiaries; or (c) conflict with, breach, or result in a default under any contractual obligation to which it is a party, which conflict, breach, or default, would have a material adverse effect on the subject matter of this Amendment.

3.05.Fiduciary Duties.  It has no actual knowledge of any event that, due to any fiduciary or similar duty to any other person or entity, would prevent it from taking any action required of it under this Amendment.

Section 4.	Miscellaneous.

4.01.Complete Agreement.  This Amendment and the Restructuring Support Agreement together constitute the entire agreement among the Parties with respect to the subject matter of this Amendment and the Restructuring Support Agreement, and supersede all prior negotiations, agreements, and understandings, whether oral or written, among the Parties with respect to such subject matter.

4.02.Headings.  The headings of all sections of this Amendment are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit, or aid in the construction or interpretation of any term or provision of this Amendment.

4.03.GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM; WAIVER OF TRIAL BY JURY.  THIS AMENDMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.  Each Party agrees that it shall bring any action or proceeding in respect of any Amendment arising out of or related to this Amendment in either the United States District Court for the Southern District of New York or any New York state court (the “Chosen Courts”).  Solely in connection with claims arising under this Amendment, each Party:  (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts; (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts; and (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party to this Amendment or constitutional authority to finally adjudicate the matter.  Notwithstanding the foregoing, during the pendency of the Chapter 11 Cases, the Bankruptcy Court (or court of proper appellate jurisdiction) shall be the exclusive Chosen Court.

4.04.Trial by Jury Waiver.  EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.05.Execution of Amendment.  This Amendment may be executed and delivered in any number of counterparts and by way of electronic signature and delivery. Each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.  Except as expressly provided in this Amendment, each individual executing this Amendment on behalf of a Party has been duly authorized and empowered to execute and deliver this Amendment on behalf of said Party.

4.06.Successors and Assigns.  This Amendment is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable.  There are no third party beneficiaries under this Amendment, and the rights or obligations of any Party under this Amendment may not be assigned, delegated, or transferred to any other person or entity.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties have executed this Amendment on the day and year first above written.

GASTAR EXPLORATION INC.

By:	/s/ Michael A. Gerlich
NORTHWEST PROPERTY VENTURES LLC
By:	/s/ Michael A. Gerlich

Signature Page to First Amendment to Restructuring Support Agreement.

Exhibit 10.1

AF V ENERGY I AIV A1, L.P.

AF V ENERGY I AIV A2, L.P.

AF V ENERGY I AIV A3, L.P.

AF V ENERGY I AIV A4, L.P.

AF V ENERGY I AIV A5, L.P.

AF V ENERGY I AIV A6, L.P.

AF V ENERGY I AIV A7, L.P.

AF V ENERGY I AIV A8, L.P.

AF V ENERGY I AIV A9, L.P.

AF V ENERGY I AIV A10, L.P.

AF V ENERGY I AIV A11, L.P.

AF V ENERGY I AIV A12, L.P.

AF V ENERGY I AIV A13, L.P.

AF V ENERGY I AIV B1, L.P.

By: AF V ENERGY I AIV GP, L.P.

as general partner

By:

Name:

Title:

AF V ENERGY I HOLDINGS, L.P.

By:

Name:

Title:

Signature Page to First Amendment to Restructuring Support Agreement.